May 21, 2012

Artio Global Investors Inc.

330 Madison Ave.

New York, NY 10017

Ladies and Gentlemen:

Artio Global Investors Inc., a Delaware corporation (the “Company”) is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) up to 17,955,844 shares of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”), as described in the Registration Statement.

As your counsel, I have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, I am of the opinion that the shares of Class A Common Stock proposed to be sold pursuant to the Registration Statement have been validly issued and are fully-paid and non-assessable.

In connection with the opinion expressed above, I have assumed that, at or prior to the time of the delivery of any such security, (i) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security.

I am a member of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to my name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Rachel E. Braverman